UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

KS Bancorp, Inc.

Post Office Box 219

207 West Second Street

Kenly, North Carolina 27542

(919) 284-4157

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of KS Bancorp, Inc. (the “Company”) will be held on May 6, 2003, at 7:00 p.m., Eastern Time, at the offices of the Company at 207 West Second Street, Kenly, North Carolina.

The Meeting is for the purpose of considering and voting upon the following matters:

1.	To elect three persons who will serve as directors of the Company until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualify;

2.	To ratify the selection by the Audit Committee of Dixon Odom PLLC as the independent auditor for the Company for the 2003 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

The Board of Directors has established March 20, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

/s/  JOY B. WATSON

Secretary

Kenly, North Carolina

March 27, 2003

A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

KS Bancorp, Inc.

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2003

SOLICITATION AND VOTING OF PROXIES

General

This Proxy Statement is being furnished to stockholders of KS Bancorp, Inc. (the “Company”) in connection with the solicitation by the board of directors of the Company (the “Board of Directors”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 6, 2003, at 7:00 p.m., Eastern Time, at the offices of the Company at 207 West Second Street, Kenly, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on March 27, 2003.

Other than the matters listed on the attached Notice of 2003 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company’s common stock, (the “Common Stock”) that are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, KS Bank, Inc. (the “Bank”), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons and, upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy card in the provided postage-paid envelope. Any shareholder may vote for, against, or abstain from voting on any matter to come before the Annual Meeting. If the enclosed proxy is properly marked, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted FOR the nominees for election to the Board of Directors named in this Proxy Statement and FOR the ratification of the selection by the Company’s Audit Committee of Dixon Odom PLLC as the independent auditor for the Company for the 2003 fiscal year. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed, but the proxy will be voted FOR the proposals described in this Proxy Statement on which no instructions are given.

The close of business on March 20, 2003, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 1,153,177 shares of Common Stock. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

The presence, in person or by proxy, of the holders of at least a majority of shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. To determine whether a quorum is present, the Company will count all shares of common stock present at the Annual Meeting either in person or by proxy, whether or not such shares will be voted for any matter. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present or represented by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In order to be elected, a nominee need only receive a plurality of the votes cast in the election of directors. As a result, those persons nominated who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees.

As to other issues presented for a vote, the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting, in person or by proxy and entitled to vote, is required to constitute stockholder approval of such proposals, unless the Company’s articles of incorporation or bylaws or applicable law imposes a different voting requirement.

Abstentions and broker non-votes will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by one or more inspectors of election designated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any person or group who acquires the beneficial ownership of more than 5% of the Common Stock notify the Securities and Exchange Commission (the “SEC”) and the Company. The table below contains certain information, as of Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially, more than 5% of the Company’s Common Stock.

Name and Address	Amount and Nature of Beneficial Ownership[1]	Percentage of Class[2]
R. Harold Hinnant 200 Pope Avenue Kenly, North Carolina 27542	131,096[3]	11.37%

Harold T. Keen Director, President and Chief Executive Officer of the Bank and the Company 1121 Boyette Road Four Oaks, North Carolina 27524	90,875[4]	7.88%

Salem Investment Counselors, Inc. Post Office Box 25427 Winston-Salem, North Carolina 27114-5427	71,144[5]	6.17%

Ralph Edward Scott, Jr. 8934 Lefty Road Kenly, North Carolina 27542	96,948[3,6]	8.35%

Gordon C. Woodruff Post Office Box 708 Smithfield, North Carolina 27577	80,834[3]	7.01%

[1]	Voting and investment power are held solely by the designated individuals unless otherwise indicated.
[2]	Based upon a total of 1,153,177 shares of Common Stock outstanding at the Record Date and the number of stock options vested or exercisable by the designated individual within 60 days of the Record Date.
[3]	Mr. Hinnant, Mr. Scott and Mr. Woodruff serve as trustees of the Bank’s Employee Stock Ownership Plan (the “ESOP”), which is described in the section below entitle “Management Compensation – Employee Stock Ownership Plan. The ESOP holds 80,497 shares of the Company’s Common Stock. The trustees of the ESOP share certain voting and investment power of the ESOP’s shares, and such shares are included in this amount.
[4]	Includes shares owned by Mr. Keen’s spouse and other entities controlled by Mr. Keen, over which shares Mr. Keen effectively exercises sole or shared voting and investment power. Includes shares allocated to Mr. Keen under the ESOP.
[5]	Based upon Schedule 13G filed February 12, 2003.
[6]	This amount includes 7,415 shares underlying stock options that have vested or are exercisable within 60 days under the Nonqualified Stock Option Plan for Directors.

Set forth below is certain information as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors and the named executive officers of the Company (including nominees for election at the Meeting), and the directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial Ownership[1]	Percentage of Class[2]
A. Carroll Coleman 7368 Rock Ridge School Road Kenly, NC 27542	1,838	*

Robert E. Fields 203 Bailey Avenue Kenly, North Carolina 27542	22,380[3]	1.94%

R. Harold Hinnant 200 Pope Avenue Kenly, North Carolina 27542	131,096[4]	11.37%

B. Kenneth Jones, II 404 N. Pearl Street Princeton, NC 27569	3,000	*

Harold T. Keen President and Chief Executive Officer of the Bank and the Company 1121 Boyette Road Four Oaks, North Carolina 27524	90,875	7.88%

James C. Parker 117 Pineridge Lane Goldsboro, North Carolina 27530	3,703	*

R. Elton Parrish 805 North Webb Street Selma, North Carolina 27576	31,037[5]	2.69%

Sidney Ernest Sauls 10579 NC 50 North Angier, North Carolina 27501	1,768	*

Ralph Edward Scott, Jr. 8934 Lefty Road Kenly, North Carolina 27542	96,948[4,6]	8.35%

[1]	Unless otherwise indicated, all shares are owned directly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,153,177 shares of Common Stock outstanding at the Record Date and the number of stock options vested or exercisable by the designated individual or group within 60 days of the Record Date.
[3]	Includes 7,415 shares underlying stock options owned by Mr. Fields that have vested or are exercisable within 60 days under the nonqualified Stock Option Plan for Directors.
[4]	Includes 80,497 shares held by the Bank’s ESOP. Mr. Hinnant, Mr. Scott and Mr. Woodruff are trustees of such Plan and share certain voting and investment power of such shares.
[5]	Includes 3,708 shares underlying stock options that have vested or are exercisable within 60 days under the Nonqualified Stock Option Plan for Directors.
[6]	Includes 7,415 shares underlying stock options owned by Mr. Scott that have vested or are exercisable within 60 days under the nonqualified Stock Option Plan for Directors.

Name and Address	Amount and Nature of Beneficial Ownership[1]	Percentage of Class[2]
Gordon C. Woodruff Post Office Box 708 Smithfield, North Carolina 27577	80,834[4]	7.01%

Directors and executive officers of the Company and the Bank as a group (13 persons)	359,165[7]	30.39%

[*Does not exceed one percent of the Common Stock.]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended December 31, 2002, all of its executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s articles of incorporation provide that the number of directors of the Company may not be less than five nor more than fifteen. The exact number of directors may be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at nine members.

So long as the total number of directors is nine or more, the directors may be divided into three classes, as nearly equal as possible in number. Each class of directors shall be elected for terms of three years each, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

The Board of Directors has nominated B. Kenneth Jones, II, James C. Parker, and Sidney Ernest Sauls for election as directors to serve until the 2006 Annual Meeting of Stockholders or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. Mr. Parker and Mr. Sauls are currently serving as directors of the Company.

The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect these three nominees, unless authority to vote is withheld or such proxies are revoked. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his stead such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the three nominees will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to vote his or her shares cumulatively in the election of directors.

[7]	Includes 28,710 shares underlying stock options for directors and executive officers that have vested or are exercisable within 60 days under the Nonqualified Stock Option Plan for Directors and Employee Stock Option Plan. The 80,947 shares held by the ESOP for which the trustees, Mr. Hinnant, Mr. Scott and Mr. Woodruff, share certain voting investment power have been included only once in the total number of shares beneficially by directors and executive officers.

Nominees, Continuing and Retiring Directors

The following table sets forth as to each nominee and each director whose term is continuing and each director who is retiring, his name, age, principal occupation during the last five years, the year he was first elected as a director and the year in which his existing term of office expires.

The Board of Directors recommends a vote FOR all of the following nominees for election as directors.

Name	Age on December 31, 2002	Principal Occupation During Last Five Years	Director Since	Existing Term Expires

NOMINEES

B. Kenneth Jones, II	40	General Manager Deacon Jones Auto Park, Inc.	— ¹	—
James C. Parker	51	Certified public accountant; Partner, Parker & Parker, P.A., CPA	1996	2003
Sidney Ernest Sauls	55	Insurance agent; North Carolina Farm Bureau Mutual Insurance Company	2000	2003

DIRECTORS CONTINUING IN OFFICE

Harold T. Keen	54	President and Chief Executive Officer of the Company and the Bank	1990[2]	2005
Ralph Edward Scott, Jr.[3]	50	President of Ralph E. Scott, Jr. Farms, Inc.	1987[2]	2005
Gordon C. Woodruff	51	Attorney at Law; Partner, Woodruff, Reece & Fortner, Attorneys at Law	1999[2]	2005
R. Harold Hinnant[2]	72	Retired business owner	1988[2]	2004
R. Elton Parrish	74	Funeral Director; President, Parrish Funeral Homes, Inc.	1990[2]	2004
A. Carroll Coleman	65	Manager; President, P. L. Woodard & Co., Inc.	1998	2004

[1]	Mr. Jones has not previously served on the Company’s Board of Directors.
[2]	Includes service on the board of directors of the Bank prior to the formation of the Company.
[3]	Mr. Scott is a distant cousin of Mr. Hinnant.

Name	Age on December 31, 2002	Principal Occupation During Last Five Years	Director Since	Existing Term Expires

RETIRING DIRECTOR

Robert Fields	74	Retired business owner	1977	2003

Mr. Fields is retiring after twenty-six years of service as a director of the Bank and the Company.

Meetings of the Board and Committees of the Board

The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets quarterly and may have additional meetings as needed. During fiscal 2002, the Board of Directors of the Company held 5 meetings. All of the existing directors of the Company, including the nominees for re-election listed above, attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during 2002.

The Board of Directors of the Company has two standing committees – the Executive Committee and the Audit Committee.

The Executive Committee of the Board consists of R. Harold Hinnant, James C. Parker, Ralph Edward Scott, Jr. and Harold T. Keen. The Executive Committee has the power to act on behalf of the full Board of Directors on matters that require action at times other than meetings of the full Board. The Executive Committee also serves as the nominating body for the Board of Directors. The Executive Committee met three times during fiscal year 2002.

The Audit Committee of the Board consists of A. Carroll Coleman, James C. Parker and Sidney E. Sauls. The members of the Audit Committee are independent as defined by NASD Rule 4200(a)(14). The Audit Committee adopted a new charter in February 2003. The charter is attached as an Appendix A to this proxy. In accordance with the charter, the Audit Committee meets at least quarterly, and more frequently as circumstances dictate, to (i) oversee the independent auditing of the Company; (ii) arrange for periodic reports from the independent auditors, from the management of the Company, and from the internal auditor of the Company in order to assess the impact of significant regulatory and accounting changes and developments, (iii) advise the Board of Directors regarding significant accounting and regulatory developments, (iv) review the Company’s policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) develop and implement the Company’s policies regarding internal and external auditing and appoint, meet with and oversee the performance of those employed in connection with both internal and external audits; and (vi) perform such other duties as may be assigned to it by the Board of Directors. The Audit Committee met two times during fiscal 2002.

In addition to the standing Executive and Audit Committees, the Company has a Stock Option Committee. The Stock Option Committee consists of Robert Fields, R. Harold Hinnant and James C. Parker. This committee administers the KS Bancorp, Inc. Employee Stock Option Plan and the KS Bancorp, Inc. Nonqualified Stock Option Plan for Directors. The Stock Option Committee met one time during fiscal 2002.

Board of Directors of the Bank

The Bank also has a nine-member board of directors. It is composed of the same persons who are now serving as directors of the Company.

Bank Board Committees

The Company does not have a Compensation Committee. However, the Bank’s board of Directors has a Compensation Committee which is composed of A. Carroll Coleman, R. Harold Hinnant and James C. Parker. The Compensation Committee meets on an as needed basis to review the Bank’s salary program and to make recommendations to the Bank’s board of directors regarding compensation of the executive officers. The Bank’s board of directors ultimately determines such compensation. The salary of each executive officer is determined based upon the executive officer’s contributions to the Bank’s overall profitability, maintenance of regulatory compliance standards, professional leadership and management effectiveness in meeting the needs of day-to-day operations. The Compensation Committee met on an as needed basis on the same date as the monthly meetings of the full board of directors in fiscal 2002. In addition, the Compensation Committee met one additional time during fiscal 2002.

The Bank also has a Loan Committee. Directors A. Carroll Coleman, R. Elton Parrish, Sidney E. Sauls and Ralph Edward Scott, Jr., served on the Loan Committee during fiscal year 2002. The Loan Committee conducts loan reviews and approves loans, as well as monitoring the overall operations of the Bank. The Loan Committee met on an as needed basis on the same date as each of the monthly meetings of the full board of directors in fiscal 2002. In addition, the Loan Committee met two other times.

Report of Audit Committee

The Audit Committee of the Company’s Board of Directors has reviewed and discussed with the Company’s independent auditors all matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements of Auditing Standards), as amended. The Audit Committee has also reviewed and discussed the Company’s audited financial statements with management. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” as amended, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. Based upon the Audit Committee’s review and discussions with management and with the independent auditors described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the SEC. The Audit Committee has also recommended reappointment of the independent auditors, and the Board of Directors concurred in such recommendation.

A. Carroll Coleman James C. Parker Sidney Ernest Sauls

Directors’ Compensation

Directors’ Fees. Members of the Board of Directors receive no fees or compensation for serving on the Board of Directors of the Company. However, all members of the Company’s Board of Directors are also directors of the Bank. Each member of the Bank’s board of directors receives $900 per month for his service in that capacity, except for the Chairman of the Bank’s board of directors, who receives $1100 per month. In addition, members of the Bank’s committees receive $100 per meeting attended. Members of the Bank’s loan and audit committees were compensated for two meetings of each committed during the fiscal year ended December 31, 2002. Board fees are subject to adjustment annually.

The Bank has adopted a deferred compensation plan for its directors to be paid in the form of death benefits. The plan provides for the payment of death benefits ranging from $2,000 to $20,000, depending upon each director’s years of service to the Bank. As of December 31, 2002, the Bank had accrued $12,000 in expense, representing the present value of the death benefits based upon each director’s life expectancy.

Directors Stock Option Plan. The Board of Directors of the Company has adopted the KS Bancorp, Inc. Nonqualified Stock Option Plan for Directors (the “Directors Plan”). Members of the Board of Directors and the Bank’s board of directors are eligible recipients under the Directors Plan. Pursuant to the Directors Plan, 40,446 shares of Common Stock were initially reserved for issuance upon the exercise of stock options. All the options authorized under the Directors Plan have been granted in prior years to present and former non-employee directors of the Bank. Consequently, no options were granted in fiscal 2002.

As a result of the Company’s 4 for 3 stock split in June 1997, the Company’s 5 for 4 stock split in July, 2001, and previous exercises of options, the number of shares now reserved for issuance under the Directors Plan is 18,538. Options to purchase 4,449 shares of Common Stock were granted to each of the currently serving directors of the Company who were serving at the time the Directors Plan was adopted (Mr. Hinnant, Mr. Fields, Mr. Parrish and Mr. Scott), other than Mr. Keen, who received no options under the Directors Plan. The options were granted to directors of the Company in recognition of their past service to the Bank and as an incentive for their continued

performance on the Board of Directors and on the Board of Directors of the Bank. No cash consideration was paid for the options.

Options granted under the Directors Plan had an exercise price of $10.00 per share, which was the fair market value of the Common Stock on the date the options were granted. As a result of the Company’s prior stock splits, the exercise price was adjusted to $6.00 per share in accordance with the Directors’ Plan to reflect the adjustment to the per share market value of the Common Stock that resulted from the stock splits. Options granted under the Directors Plan have a term of ten years which expires in 2003, are not transferable except upon death and had a vesting schedule pursuant to which 20% of the options vested on the date they were granted and 20% vested of the four years thereafter. All the options are now completely vested. In the event of a “change in control” of the Company or the Bank, options may be exchanged for cash payments equal to the difference between the market value of the shares subject to option and the option price. The definition of “change in control” is similar to that described below under “Management Compensation — Employment Agreement.” The Board of Directors can amend the Directors Plan at any time; however, the Board of Directors cannot make any change that would deprive an existing option holder of any of his rights without his or her consent.

Options granted pursuant to the Directors Plan do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and are therefore nonqualified stock options. In general, the holder of a nonqualified stock option will recognize compensation income equal to the amount by which the fair market value of the Common Stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the nonqualified stock option. If the optionee elects to pay the exercise price in whole or in part with Common Stock, the optionee generally will not recognize any gain or loss on the Common Stock surrendered in payment of the exercise price. The Company generally will not recognize any income or be entitled to claim any deduction upon the grant of a nonqualified stock option. At the time the optionee is required to recognize compensation income upon the exercise of the nonqualified stock option, the Company generally will be entitled to claim a deduction in the amount equal to such compensation income. Holders of options under the Directors Plan are also entitled to receive bonus compensation under the Bank’s Bonus Compensation Plan. See “— Bonus Compensation Plan.”

Bonus Compensation Plan. In 1993, the Bank adopted a bonus compensation plan (the “Bonus Compensation Plan”) which provided that incentive compensation would be paid to those directors and employees who hold unexercised options issued pursuant to the Directors Plan and the KS Bancorp, Inc. Employee Stock Option Plan (the “Employees Plan”). Under the Bonus Compensation Plan, incentive compensation is paid soon after the close of each of the Bank’s fiscal quarters. The amount of incentive compensation awarded under the Bonus Compensation Plan was equal to the number of shares subject to unexercised options granted under the Directors Plan and the Employees Plan times the amount of dividends awarded per share of Common Stock outstanding during such immediately preceding fiscal quarter. Effective January 1, 1999, the Bonus Compensation Plan was amended to provide that incentive compensation is payable only to non-employee directors who hold options under the Directors Plan and is longer payable to employees who hold unexercised options under the Employees Plan.

Executive Officers

The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

Name	Age on December 31, 2002	Positions and Occupations During Last Five Years	Employed Since
Harold T. Keen	54	President and Chief Executive Officer of the Company and the Bank	1990

Earl W. Worley, Jr.	38	Senior Vice President of the Company and the Bank; Chief Financial Officer	1992

William C. Clarke	46	Senior Vice President of the Company and the Bank	1986

Kevin J. Jorgenson	55	Senior Vice President of the Company and the Bank	1993

Ted Godwin	53	Senior Vice President of the Company and the Bank	1997

Management Compensation

Summary Compensation Table. The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company are also executive officers of the Bank and receive cash compensation from the Bank. The following table shows, for the fiscal years ending December 31, 2002, 2001 and 2000, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Bank. No other executive officer of the Bank received salary and bonus compensation in excess of $100,000 for services rendered in all capacities to the Bank in fiscal 2002.

				Annual Compensation			Long Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary(1)		Bonus		Other Annual Compensation ($)(2)	Restricted Stock Awards	Securities Underlying Options/ Stock Appreciation Rights (in shares)	LTIP Payouts	All Other Compensation(3)
Harold T. Keen, President, Chief Executive Officer and Director of the Company and the Bank	2002 2001 2000	$ $ $	158,860 151,360 142,800	$ $ $	10,000 6,000 6,000	— — —	— — —	— — —	— — —	$ $ $	25,780 22,118 14,688

(1)	Includes for service as a director of the Bank in the amount of $10,800 for 2000, $10,800 for 2001 and $10,800 for 2002.
(2)	Under the “Other Annual Compensation” category, perquisites did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for Mr. Keen.
(3)	For 2002, includes $6,350 contributed by the Bank for Mr. Keen to the Bank’s 401(k) plan and $19,430 contributed by the Company to the supplemental executive retirement plan on behalf of Mr. Keen.

Stock Option Plan. The Board of Directors has adopted the KS Bancorp, Inc. Employee Stock Option Plan (the “Employees Plan”). Pursuant to the Employees Plan, 80,896 shares of Common Stock were initially reserved for issuance upon the exercise of options granted under the Employees Plan. During the fiscal year ended December 31, 1993, seven officers of the Bank were granted options to purchase such 80,896 shares of Common Stock, all the options authorized for issuance under the Employees Plan. As a result of the Company’s 4 for 3 stock split in June 1997, the Company’s 5 for 4 stock split in July, 2001, and exercises of options by employees, the number of shares now reserved for issuance pursuant to the plan is 11,272.

All of the stock options granted under the Employees Plan are intended to be incentive stock options under Section 422 of the Code. In the case of an incentive stock option, an optionee is not deemed to have received taxable income upon the grant or exercise of the stock option, provided the shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the issuing company as a result of the grant or exercise of an incentive option, assuming these holding periods are satisfied.

The Employees Plan is administered by a committee appointed by the Board of Directors of the Company. No cash consideration was paid for options granted pursuant to the Employees Plan. Options granted under the Employees Plan had an option exercise price of $10 per share, which was the fair market value of the Common Stock on the effective date the options were granted. The exercise price has been adjusted to $6.00 per share in accordance with the Employees Plan to reflect the adjustment to the per share market value of the Common Stock that resulted from the stock splits. Options granted under the Employees Plan have a term of no more than ten years which expires in 2003, and options are not transferable except upon death. Options granted under the Employees Plan had a vesting schedule pursuant to which 20% of the options vested on the date the options were granted and 20% vested each year thereafter. All the options are now completely vested. In the event of a “change in control” of the Company or the Bank, options may be exchanged for cash payments equal to the difference between the market value of the shares subject to option and the option price. The definition of “change in control” is similar to that described below under “Management Compensation — Employment Agreement.”

All the options authorized for grant under the Employees Plan were granted in 1993, when the Plan was adopted. Consequently, no options were granted during fiscal year 2002.

Employee Stock Ownership Plan. The Bank has established an Employee Stock Ownership Plan (the “ESOP”) for eligible employees of the Bank. Employees with 1,000 hours of employment with the Bank who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 40,448 shares of Common Stock in 1993. The ESOP acquired an additional 12,500 shares during the fiscal year 2000. As a result of the Company’s 4 for 3 stock split in June 1997 and the 5 for 4 stock split in July, 2001, the number of shares held by the ESOP has increased to 80,497 as of May 20, 2003. Collateral for the loan is the Common Stock purchased by the ESOP that has not been allocated to participants. The loan is being repaid principally from the Bank’s discretionary contributions to the ESOP. Dividends, if any, paid on shares held by the ESOP may also be used to reduce the loan. The loan has not been guaranteed by the Bank. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally become 20% vested each year and are 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will receive only vested benefits under the ESOP. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service. The Bank’s contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

The Bank’s ESOP committee may instruct the ESOP trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective accounts held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The ESOP may be considered an “anti-takeover” device since the ESOP may control a sufficient percentage of the total outstanding Common Stock of the Company so that the vote or decision whether to tender shares of the ESOP may be used as a defense in a contested takeover.

401(k) Profit Sharing Plan. The Bank maintains a contributory savings plan for substantially all of its employees, which meets the requirements of section 401(k) of the Code. Employees who have completed six months of service and who are least 21 years of age may elect to contribute up to 15% of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Bank matches employee contributions up to a maximum contribution by the Bank of 4% of the employee’s compensation. From time to time, the Bank may also make discretionary profit sharing contributions to the plan, which are allocated among participants’ accounts on the basis of compensation. For purposes of the 401(k) plan, compensation means a participant’s total compensation received from the employer.

Participants are fully vested in amounts they contribute to the plan. Participants are fully vested in amounts the Bank contributes to the plan on their behalf as employer matching contributions and as profit sharing contributions after seven years of service as follows: 1 year of service, 0%; 2 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 or more years, 100%.

Retirement Agreements. The Bank sponsors a supplemental executive retirement plan (“SERP”) for certain executives of the Bank. The SERP, which became effective on May 1, 2001, is a deferred compensation plan that pays benefits to the participants upon retirement at age 65. Monthly payments are made upon retirement for a period of ten years. The benefits under the plan vest according to a vesting schedule based upon years of service as follows: 0-5 years of service— 0% vested; each subsequent full year of service—10% vesting per year until 100% vesting at 15 years of service. A participant fully vests upon attaining age 65 without regard to years of service. If the participant dies after retirement but before all payments have been made under the plan, the remaining monthly payments will be made to the participant’s designated beneficiary. If the participant is terminated for cause prior to retirement, no payments will be made to the participant. If the participant voluntarily terminates employment or is terminated without cause, he will have a vested interest in his accrued benefits according to the plan’s vesting schedule, but the accrued benefits will be calculated based upon a formula that considers the executive’s age and years of service. If the participant dies while employed, but before attaining retirement age, no payments shall be made under the plan. In addition, the executives in the supplemental executive retirement plan also participate in a split dollar life insurance program.

Employment Agreement. The Bank has entered into an employment agreement with Mr. Keen in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement provided for an initial term of employment of three years. On each anniversary date thereafter, the agreement is extended for an additional year so that the remaining term will be three years unless written notice of non-renewal is given by the Bank’s board of directors after conducting an evaluation of Mr. Keen’s performance. Mr. Keen’s agreement now provides for an annual base salary of $169,000. The agreement also provides that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), Mr. Keen’s base salary must be increased by at least 6% annually. In addition, the employment agreement provides for profitability and discretionary bonuses and participation in other pension, profit-sharing or retirement plans maintained by the Bank and the Company, as well as fringe benefits normally associated with Mr. Keen’s office. The employment agreement provides that it may be terminated by the Bank for cause, as defined in the agreement, and that it may otherwise be terminated by the Bank (subject to vested rights) or by Mr. Keen.

The employment agreement provides that if employment is terminated in connection with, or within 24 months after, a change in control or if the nature of Mr. Keen’s compensation, duties or benefits are diminished following a change in control of the Bank or the Company, and Mr. Keen terminates his employment, he will be entitled to receive compensation equal to 2.99 times his average annual compensation for income tax purposes for the most recent five tax years prior to the change in control, payable in a lump sum or in equal monthly payments. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or acquires any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to or are acquired by any other entity or group.

Payments under the employment agreement in the event of a change in control may constitute an excess parachute payment under Section 280G of the Code resulting in the imposition of an excise tax on the recipient and denial of a deduction to the Bank for all amounts in excess of the executive’s average annual compensation for the five tax years preceding the change in control. The agreement provides that benefits payable to the officer as a result of a change in control will be modified or reduced to the extent deemed to be necessary by the Bank’s board of directors to avoid the imposition of excise taxes on the employee or the disallowance of a deduction to the Company.

Certain Indebtedness and Transactions of Management

The Bank makes loans to its employees, including its executive officers and directors, in the ordinary course of its business. The Bank has adopted a policy that sets forth the requirements applicable to such loans. These loans are made using the same credit and underwriting standards as are applicable to the general public, and such loans do not involve more than the normal risk of collectability or present other features unfavorable to the Bank. Pursuant to its employee loan policy, loans to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons.

Set forth is a table describing the loans the Bank has made to the directors and executive officers and members of their immediate families during the fiscal year ending December 31, 2002 that exceed $60,000 in the aggregate.

Borrower	Type of Loan	Original Loan Amount	Balance Outstanding at December 31, 2002
Ralph E. Scott	Commercial	100,500	0

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Dixon Odom PLLC (“Dixon Odom”) has been selected as the Company’s and the Bank’s independent auditor for the year ending December 31, 2003. Such selection is being submitted to the Company’s shareholders for ratification. Representatives of Dixon Odom are expected to attend the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DIXON ODOM AS INDEPENDENT AUDITOR FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

Audit Fees

The aggregate fees (including related out-of-pocket expenses) billed for professional services rendered by Dixon Odom in connection with (i) the audit of the Company’s and the Bank’s annual financial statements for the December 31, 2002 fiscal year, (ii) its reviews of the financial statements including in the Company’s Forms 10-Q for that fiscal year and (iii) related fees and costs were $71,381.

Financial Information Systems Design and Implementation Fees

Dixon Odom did not, directly or indirectly, operate or supervise the operation of the Company’s information system or manage the Company’s local area network for the fiscal year ended December 31, 2002.

All Other Fees

In addition to the fees outlined above, Dixon Odom billed fees in the amount of $16,402 for additional services rendered during the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining Dixon Odom’s independence.

DATE FOR RECEIPT OF STOCKHOLDERS’ PROPOSALS

It is presently anticipated that the 2004 Annual Meeting of Stockholders will be held in May of 2004. In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s principal executive office not later than November 27, 2003 and meet all other applicable requirements for inclusion therein.

In the alternative, if a stockholder follows the SEC’s proxy solicitation rules, the stockholder may commence his own proxy solicitation and present a proposal from the floor at the 2004 annual meeting of stockholders of the Company. If a stockholder elects to do so, the holders of proxies solicited by the Company’s Board of Directors may vote the proxies under the discretionary authority granted by those proxies on any proposals presented by such shareholder if the Company does not receive notice of such proposal on or before February 10, 2004.

The Company’s bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company’s Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

OTHER MATTERS

Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

MISCELLANEOUS

The Annual Report of the Company for the year ended December 31, 2002, which includes financial statements audited and reported upon by the Company’s independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

THE FORM 10-KSB FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: KS BANCORP, INC., POST OFFICE BOX 219, 207 WEST SECOND STREET, KENLY, NORTH CAROLINA 27542, ATTENTION: HAROLD T. KEEN.

By Order of the Board of Directors,

/s/  JOY B. WATSON

Joy B. Watson

Secretary

Kenly, North Carolina

March 27, 2003

IF PROPERLY MARKED, DATED, SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS
DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR"
THE PROPOSALS STATED. IF INSTRUCTIONS ARE GIVEN WITH RESPECT TO SOME BUT NOT ALL
PROPOSALS, SUCH INSTRUCTIONS AS ARE GIVEN WILL BE FOLLOWED, BUT THE PROXY WILL
BE VOTED "FOR" THE PROPOSALS AS TO WHICH NO INSTRUCTIONS ARE GIVEN. IF ANY OTHER
BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS
KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. A PROXY MAY BE
REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY THE FILING OF A WRITTEN NOTICE OF
REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A
DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND
VOTING IN PERSON.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a
Proxy Statement dated March 27, 2003.

__________________________________________________________
PRINT NAME OF STOCKHOLDER

__________________________________________________________
SIGNATURE OF STOCKHOLDER                             DATE

__________________________________________________________
PRINT NAME OF STOCKHOLDER

__________________________________________________________
SIGNATURE OF STOCKHOLDER                             DATE

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                 REVOCABLE PROXY
                                 KS BANCORP, INC.
                   ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2003

      The undersigned hereby appoints the Board of Directors of KS Bancorp, Inc.
(the "Company"), with full power of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the offices of the Company, 207 West Second Street, Kenly, North
Carolina, on Tuesday, May 6, 2003, at 7:00 p.m., Eastern Time, and at any and
all adjournments thereof, as follows:

                                                                                              FOR       WITHHOLD     FOR ALL EXCEPT
                                                                                              ---       --------     --------------
1.    The election as directors of all nominees listed below for the terms stated:            [ ]         [ ]             [ ]
      Term ending as of the 2006 Annual Meeting - B. Kenneth Jones, II, James C. Parker and
      Sidney E. Sauls
      INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark
      "For All Except" and write that nominee's name in the space provided below.

      -----------------------------------------------------------------------
                                                                                              FOR       AGAINST        ABSTAIN
                                                                                              ---       -------        -------
2.    The ratification of the selection of Dixon Odom PLLC as the independent auditor for     [ ]         [ ]             [ ]
      the Company for the 2003 fiscal year.

       The Board of Directors recommends a vote "FOR" the above proposals.